SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 15, 2011

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 8.01 Other Events

It is with deep regret that Alaska Pacific Bancshares, Inc. (“Company”) announces the death of its longtime director William J. Schmitz on July 15, 2011. Mr. Schmitz had served as a director of the Company and its wholly-owned subsidiary Alaska Pacific Bank (“Bank”) since 1987 and as Chairman of the Board of the Company and the Bank from 1990 to 1996.  Over the years, Mr. Schmitz served on nearly all the subcommittees, but most recently he served on the Company’s Corporate Governance Committee, Compensation Committee, and the Strategic Planning Committee.

Mr. Schmitz was also a CPA and a partner in the accounting firm of Schmitz & Buck LLC. He was known for his insight, humor, and historical knowledge of the banking industry.  He will be missed.  No determination has been made if the vacancy on the Boards of the Company and the Bank will be filled or if the size of the Boards will be reduced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALASKA PACIFIC BANCSHARES, INC.

DATE: July 19, 2011	By: /s/Craig E. Dahl
Craig E. Dahl
President and Chief Executive Officer

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